Exhibit 24.1

Consent of Issuer’s Counsel

DAVID WAGNER & ASSOCIATES, P.C.
Attorneys and Counsellors at Law
8400 East Prentice Avenue
Penthouse Suite
Englewood, Colorado 80111
Telephone (303) 793-0304
Facsimile (303) 771-4562

February 11, 2002

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.

                                                                                                                       Very truly yours,

                                                                                                                       /s/ DAVID WAGNER & ASSOCIATES, P.C.